EXHIBIT 1


                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                                  BRIAZZ, INC.,

            DEUTSCHE BANK LONDON AG, ACTING THROUGH DB ADVISORS LLC,

                             BRIAZZ VENTURE L.L.C.,

                       SPINNAKER INVESTMENT PARTNERS, L.P.

                                       AND

                            DELAFIELD HAMBRECHT, INC.

                               DATED MAY 28, 2003






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1.   Purchase and Sale of Securities...........................................1
     1.1      Sale and Issuance of the Notes and Series F Stock................1
     1.2      Grant of a Security Interest.....................................2
     1.3      Registration Rights Agreement....................................2
     1.4      Closing..........................................................2
2.   Representations and Warranties of the Company.............................3
     2.1      Incorporation and Corporate Power................................3
     2.2      Execution, Delivery; Valid and Binding Agreement.................3
     2.3      Approval of the Agreement; Meeting of Shareholders...............4
     2.4      Corporate Books and Records......................................4
     2.5      No Conflict......................................................4
     2.6      Valid Issuance...................................................4
     2.7      No Breach........................................................4
     2.8      Governmental Authorities; Consents...............................5
     2.9      Subsidiaries.....................................................5
     2.10     Capital Stock....................................................5
     2.11     Registration Rights..............................................6
     2.12     SEC Filings; Financial Statements................................6
     2.13     Absence of Undisclosed Liabilities...............................6
     2.14     No Material Adverse Changes......................................7
     2.15     Absence of Certain Developments..................................7
     2.16     Title to Properties, Liens.......................................8
     2.17     Tax Matters......................................................9
     2.18     Contracts and Commitments.......................................10
     2.19     Intellectual Property Rights....................................11
     2.20     Litigation......................................................11
     2.21     Employee Benefit Plans..........................................12
     2.22     Insurance.......................................................14
     2.23     Compliance with Laws; Permits...................................14
     2.24     Environmental Matters...........................................15
     2.25     Brokerage.......................................................16
     2.26     Disclosure......................................................16
     2.27     Key Employees...................................................16
     2.28     Certain Interests...............................................16
     2.29     Real Property...................................................17
3.   Representations and Warranties by the Purchasers.........................19
     3.1      Investment Intent; Authority....................................19
     3.2      No Breach; Consents.............................................19
     3.3      Securities Not Registered.......................................19
     3.4      No Transfer.....................................................20
     3.5      Accredited Investor.............................................20
     3.6      Access to Information...........................................20


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     3.7      Knowledge and Experience........................................20
     3.8      Brokerage.......................................................20
4.   Payment of the Notes.....................................................20
     4.1      Optional Prepayments............................................20
     4.2      Option to Call for Prepayments..................................21
     4.3      Repayment of the Notes..........................................22
     4.4      Registered Form.................................................22
     4.5      Taxes...........................................................22
5.   Administrative Agent.....................................................22
     5.1      Appointment and Authorization of Administrative Agent...........22
     5.2      Delegation of Duties............................................22
     5.3      Liability of Administrative Agent...............................23
     5.4      Reliance by Administrative Agent................................23
     5.5      Notice of Default...............................................23
     5.6      Indemnification of Administrative Agent.........................24
     5.7      Administrative Agent in its Individual Capacity.................24
     5.8      Successor Administrative Agent..................................24
     5.9      Administrative Agent May File Proofs of Claim...................25
     5.10     Collateral Matters..............................................26
     5.11     Plan of Reorganization..........................................26
6.   Event of Default.........................................................26
     6.1      Payment Default.................................................26
     6.2      Covenant Default................................................26
     6.3      Voluntary Bankruptcy or Insolvency Proceeding...................26
     6.4      Involuntary Bankruptcy or Insolvency Proceeding.................27
7.   Rights of the Purchasers upon Default....................................27
     7.1      Purchaser or Administrative Agent May Accelerate Notes..........27
     7.2      Automatic Acceleration of Notes.................................27
8.   Company Covenants........................................................27
     8.1      Conduct of Business Prior to Closing............................27
     8.2      Access to Books and Records.....................................29
     8.3      Board Size......................................................29
     8.4      Good Standing...................................................30
     8.5      Termination of Financing Statements.............................30
     8.6      Indemnification and Directors' and Officers' Insurance..........30
     8.7      Shareholder Approval............................................31
     8.8      Listing of Conversion Shares....................................31
     8.9      Executive Officer Retention.....................................31
     8.10     Adoption of 2003 Stock Option Plan..............................31
     8.11     No Solicitation or Negotiation..................................32
     8.12     Negative Covenants..............................................32
     8.13     Taxes...........................................................33
     8.14     Dedicated Use of Proceeds.......................................33


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9.   Conditions to the Obligations of the Purchasers..........................34
     9.1      Representations and Warranties..................................34
     9.2      Compliance......................................................34
     9.3      Consents........................................................34
     9.4      Board and Shareholder Authorization.............................34
     9.5      Deliveries by the Company.......................................34
     9.6      Briazz Venture and Spinnaker Participation......................35
     9.7      Due Diligence...................................................35
     9.8      Directors and Officers..........................................35
     9.9      Delafield Hambrecht.............................................36
     9.10     UCC Filings.....................................................36
     9.11     Laurus Documents................................................36
10.  Conditions to Obligations of the Company.................................36
     10.1     Representations and Warranties..................................36
     10.2     Deliveries by the Purchaser.....................................36
     10.3     Tax Forms.......................................................37
     10.4     Consents........................................................37
     10.5     Compliance......................................................37
11.  Indemnification..........................................................37
     11.1     Survival of Representations and Warranties......................37
     11.2     Indemnification by the Company..................................38
     11.3     Indemnification by the Purchasers...............................38
     11.4     Indemnification.................................................38
     11.5     Limits on Indemnification.......................................39
12.  Termination..............................................................39
     12.1     Termination.....................................................39
     12.2     Effect of Termination...........................................40
13.  Miscellaneous............................................................40
     13.1     Waivers, Amendments and Termination.............................40
     13.2     Press Releases and Announcements................................40
     13.3     Legal Fees and Expenses.........................................40
     13.4     Entire Agreement................................................41
     13.5     Governing Law...................................................41
     13.6     Notices, etc....................................................41
     13.7     Validity........................................................41
     13.8     Counterparts....................................................42
     13.9     Severability....................................................42
     13.10    Assignment......................................................42
     13.11    No Third Party Beneficiaries....................................42
     13.12    Waiver of Jury Trial............................................42


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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement, dated as of May 28, 2003 (this "Agreement") is entered into by and among BRIAZZ, Inc., a Washington corporation (the "Company"), and Deutsche Bank London Ag, acting through DB Advisors LLC, a limited liability corporation ("DB"), Briazz Venture L.L.C., a limited liability corporation ("Briazz Venture"), Spinnaker Investment Partners, L.P., a Delaware limited partnership ("Spinnaker"), Delafield Hambrecht, Inc., a Delaware corporation ("Delafield") (each a "Purchaser" and collectively, the "Purchasers"), and DB, as Administrative Agent with respect to the Notes, with respect to the following:

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of $6.0 million in principal amount of non-convertible secured promissory notes (the "Notes") and shares of Series F Convertible Preferred Stock (the "Series F Stock") convertible into a certain number of shares of the Company's common stock, no par value (the "Shares");

         WHEREAS, the Purchasers are willing to purchase from the Company and the Company is willing to sell to the Purchasers the Notes and Series F Stock on the terms and conditions set forth in this Agreement, and the Company is willing to grant the Purchasers (i) the security interest set forth in the security agreement (the "Security Agreement") to be made by the Company in favor of the Purchasers, and (ii) the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be entered into among the Company and the Purchasers (this Agreement, the Notes, the Security Agreement and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   Purchase and Sale of Securities

              1.1  Sale and Issuance of the Notes and Series F Stock.

              (a) Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase and the Company agrees to sell and issue to each Purchaser at the Closing (as defined below) a Note in the face amount of U.S. dollars set forth opposite each such Purchaser's name on the Schedule of Investors attached hereto as Schedule A. The Notes issued to the Purchasers pursuant to this Agreement shall be substantially in the form of Exhibit A to this Agreement.

              (b) Series F Stock. Subject to the terms and conditions of this Agreement, in connection with each Purchaser's purchase of a Note at the Closing, each such Purchaser other than Delafield, shall receive and the Company agrees to issue to such Purchaser at the Closing, shares of Series F Stock to initially purchase a number of Shares (the "Conversion Shares")


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equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) the Post-Exercise Percentage, multiplied by (x) ten (10). Subject to the terms and conditions of this Agreement, in connection with Delafield's purchase of a Note at the Closing, Delafield shall receive and the Company agrees to issue to Delafield at the Closing, shares of Series F Stock to initially purchase 1,000,000 Conversion Shares. The "Fully-Diluted Number of Outstanding Shares" shall mean the number of Shares outstanding, plus (x) the number of Shares issuable upon conversion, exercise or exchange of all securities of the Company outstanding at such time that are convertible into, or exercisable or exchangeable for Shares and (y) an additional 1,000,000 Shares, but excluding from this calculation (i) the number of shares issuable upon conversion or exercise of any securities held by Briazz Venture or Spinnaker that are being paid to the Company pursuant to Section 1.4 hereof and (ii) the number of shares issuable upon conversion of the convertible promissory note held by Laurus Master Fund, Ltd. ("Laurus") dated June 18, 2002, as amended. The "Post-Exercise Percentage" for each Purchaser is set forth opposite each such Purchaser's name on the Schedule of Investors attached hereto. The terms of the Series F Stock issued to the Purchaser pursuant to this Agreement shall be substantially as set forth in the form of the Articles of Amendment attached as Exhibit B to this Agreement.

              (c) Purchase Price. The purchase price (the "Purchase Price") of the Notes and Series F Stock to be paid by each Purchaser is set forth opposite each such Purchaser's name on the Schedule of Investors attached hereto under the heading "Amount and Form of Payment of Purchase Price."

              (d) Allocation. Each Purchaser shall allocate its purchase price for the Notes and Series F Stock in accordance with Exhibit C.

              1.2  Grant of a Security Interest.

              In connection with the Closing (as defined below), the Company shall have (a) executed and delivered the Security Agreement, substantially in the form attached hereto as Exhibit D, and (b) taken all other actions reasonably requested by the Purchasers necessary to perfect Purchasers' security interest in the Company's assets, in accordance with the terms of the Security Agreement. In connection with the Closing (as defined below), the Purchasers shall have executed and delivered the Security Agreement.

              1.3  Registration Rights Agreement.

              In connection with the Closing (as defined below), the Company and the Purchasers shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

              1.4  Closing.

              Subject to the terms and conditions of this Agreement, the purchase and sale of the Notes and Series F Stock contemplated by this Agreement shall take place at a closing (the "Closing") at the offices of Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Seattle, Washington, on such date as shall be mutually acceptable to the Company and the Purchasers (such date, the "Closing Date"). At the Closing, on the terms and subject to the conditions


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hereof, (i) DB shall pay to the Company, by cashier's check or wire transfer of immediately available funds the Purchase Price for DB's securities as specified in Section 1.1(c) above and on the Schedule of Investors, (ii) each of Briazz Venture and Spinnaker shall pay to the Company, by cancellation of all senior secured notes, warrants and Series D Preferred Stock and Series E Preferred Stock, the purchase price for such Purchaser's securities as specified in
Section 1.1(c) above and on the Schedule of Investors, and (iii) Delafield shall pay to the Company, by cancellation or conversion of certain amounts owed under its letter agreement with the Company dated April 18, 2002, the purchase price for such Purchaser's securities as specified in Section 1.1(c) above , and in exchange for and upon receipt or confirmation of each such payment, the Company will issue and deliver the Notes and Series F Stock to the Purchasers.

         2.   Representations and Warranties of the Company

         The Company hereby represents and warrants to Purchasers that, except as set forth in the corresponding paragraph of the Disclosure Schedule delivered by the Company to Purchasers on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Section 2):

              2.1  Incorporation and Corporate Power.

              The Company is a corporation duly organized and validly existing under the laws of the State of Washington, has all requisite corporate power and authority to carry on its business as presently conducted and, subject to approval of this Agreement by the Company's shareholders, has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all material jurisdictions where such qualification or licensing is required. The Company has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Articles of Incorporation and Bylaws, as amended to date (the "Charter Documents"), which have been furnished by the Company to Purchasers prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

              2.2  Execution, Delivery; Valid and Binding Agreement.

              The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement, other than the approval of this Agreement and related transactions by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.



                                      -3-
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              2.3  Approval of the Agreement; Meeting of Shareholders.

              The Board of Directors has, by resolutions duly adopted by written consent on May 14, 2003, approved the Transaction Documents and the transactions contemplated hereby and thereby, including the issuance of the Notes, Series F Stock and Conversion Shares, and resolved to recommend approval of such agreements and transactions by the Company's shareholders. None of the resolutions described in this Section 2.3 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

              2.4  Corporate Books and Records.

              The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate copies of such minute books and of the stock register of the Company have been provided by the Company to the Purchasers.

              2.5  No Conflict.

              Except as set forth on Schedule 2.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents by the Company do not and will not (a) violate, conflict with or result in the material breach of any provision of the Charter Documents of the Company, (b) conflict with or violate (or cause an event which could have a material adverse effect as a result of) any material Law (as defined below), or
(c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Notes, Series F Stock or Conversion Shares or any of the material assets of the Company pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the shares of the Company or any of such assets or properties is bound or affected.

              2.6  Valid Issuance.

              The Notes, the Series F Stock and the Conversion Shares (together, the "Securities"), when issued in compliance with the provisions of the Transaction Documents and the Charter Documents, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer imposed
(i) by the Transaction Documents, (ii) under applicable state and/or federal securities laws as set forth on the certificates or instruments representing such securities, and (iii) as may be required by future changes in such laws.

              2.7  No Breach.

              The Company is not in violation or default of any material provisions of its Charter Documents. The Company is in material compliance in all respects with all applicable



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material statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's assets, business or properties ("Law").

              2.8  Governmental Authorities; Consents.

              Other than, if required, filings or qualifications under federal securities law or applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 2.8 of the Disclosure Schedule, no approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Agreement by the shareholders of the Company) is required to be obtained by the Company in connection with its execution, delivery and performance of the Transaction Documents or the transactions contemplated hereby or thereby.

              2.9  Subsidiaries.

              The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

              2.10 Capital Stock.

              As of the date hereof, the capitalization of the Company consists of a total of 100,000,000 authorized Shares, 5,990,916 of which Shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, of which 100 shares of Series D preferred stock and 25 shares of Series E preferred stock are issued and outstanding. Of the 33,000 shares of Series A Preferred Stock, 34,450 shares of Series B Preferred Stock, and 30,000,000 shares of Series C Preferred Stock, no shares are issued and outstanding. All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for (A) 1,235,543 Shares reserved for future issuance pursuant to the Company's stock incentive plans and agreements, of which 767,993 shares are the subject of currently outstanding option grants, (B) Shares reserved for issuance pursuant to the convertible secured note and warrant, each dated June 18, 2002, and the warrant dated December 3, 2002 issued by the Company to Laurus, (C) 930,404 Shares reserved for issuance pursuant to other outstanding warrants, (D) Shares reserved for issuance pursuant to warrants and Series D Preferred Stock issued to Briazz Venture and (E) Shares reserved for issuance pursuant to warrants and Series E Preferred Stock issued to Spinnaker, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, subscriptions, obligations or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. The common stock constitutes the only class of equity securities of the Company registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").



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              2.11 Registration Rights.

              Except as set forth in Schedule 2.11 of the Disclosure Schedule or as contemplated by this Agreement or the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which the Company is bound granting to any person the right to require the Company to (i) file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any securities of the Company or requiring the Company to include such securities with the Conversion Shares registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of the Company.

              2.12 SEC Filings; Financial Statements.

              The Company has filed all required forms, reports and documents required under Section 13(a) of the Exchange Act (the "Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since January 1, 2002, each of which complied at the time of filing in all material respects of the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. The Company's financial statements are prepared in conformity with U.S. generally accepted accounting principles ("GAAP") (subject, in the case of interim financial statements, to the absence of footnote disclosures and other presentation items and normal, recurring, year-end adjustments).

              2.13 Absence of Undisclosed Liabilities.

              Except as reflected in the Company's most recent balance sheet filed with and as part of the Company SEC Reports (the "Latest Balance Sheet"), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit or would be otherwise material), or (ii) as otherwise set forth in Schedule 2.13 of the Disclosure Schedule. Reserves are reflected on the Latest Balance Sheet against all liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.



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              2.14 No Material Adverse Changes.

              Since the date of the Latest Balance Sheet (the "Balance Sheet Date") or as otherwise disclosed in the Company SEC Reports since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course and consistent with past practice, and there has been no material adverse change in the business or financial condition of the Company.

              2.15 Absence of Certain Developments.

              Except as set forth in Schedule 2.15 of the Disclosure Schedule, since the Balance Sheet Date, the Company has not:

              (a) borrowed any amount or incurred or become subject to any liabilities in excess of an aggregate principal amount of $2.55 million, except
(i) current liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities under contracts entered into in the ordinary course of business and consistent with past practice;

              (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth in
Schedule 2.15 of the Disclosure Schedule, or (v) liens created in the ordinary course of business and consistent with past practice (subsections (i) -(v) collectively, "Permitted Liens");

              (c) sold, assigned, transferred or otherwise disposed (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $10,000, or canceled any debts or claims or otherwise discharged any liabilities, in each case, except in the ordinary course of business and consistent with past practice;

              (d) sold, assigned, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

              (e) waived any rights of material value or suffered any extraordinary losses, except in the ordinary course of business;

              (f) declared or paid any dividends or other distributions with respect to any shares of the Company's capital stock or redeemed or purchased, directly or indirectly, any shares of the Company's capital stock or any options;

              (g) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

              (h) taken any other action, failed to take any action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, other than the transactions contemplated by this Agreement;

              (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

              (j) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

              (k) made any single capital expenditure or commitment therefore in excess of $50,000;

              (l) made any change in accounting principles or practices from those utilized in the preparation of the audited financial statements for the most recently completed fiscal year.

              (m) (i) made any material change in its accounting methods or practices for tax purposes, (ii) made any material tax election, (iii) amended any material Return (as defined in Section 2.17) or (iv) settled or compromised any material tax liability, except, in each case, in the ordinary course of business consistent with past practice.

              (n) failed to pay any creditor any material amount owed to such creditor when due;

              (o) allowed any material permit that was issued or relates to the Company to lapse or terminate or failed to renew any insurance policy or material permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

              (p) failed to maintain the Company's plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

              (q) amended, modified or consented to the termination of any material contract or the Company's rights thereunder; and

              (r) amended or restated the Charter Documents of the Company, except to create the Series D Preferred Stock or Series E Preferred Stock.

              2.16 Title to Properties, Liens.

              Except as set forth on Schedule 2.16 of the Disclosure Schedule, the Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(i) the lien of current taxes not yet due and payable, (ii) liens pursuant to equipment leases, (iii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business, and
(iv) security interests granted to Laurus, CAPCO Financial Company ("CAPCO"), Briazz Venture and Spinnaker.

              2.17 Tax Matters.

              (a) The Company and any affiliated, combined or unitary group of which the Company is or was a member, as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on behalf of the Company or any Tax Affiliate) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (f) below) or required to be filed or sent by it by a taxing authority having jurisdiction, which Returns are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns or otherwise; and (iii) established on the Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable.

              (b) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due and payable.

              (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. No adjustment relating to any Returns has been proposed formally or informally by any taxing authority and, to the best knowledge of the Company and Tax Affiliates, no basis exists for any such adjustment. There are no pending or, to the best knowledge of the Company and the Tax Affiliates, threatened actions or proceedings for the assessment or collection of Taxes.

              (d) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

              (e) Neither the Company nor any Tax Affiliate has any income reportable for a period ending after the Closing Date but attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction). The Company and any Tax Affiliate has timely withheld, collected and paid over to the proper taxing authorities all Taxes required to have been withheld by the Company and any Tax Affiliate.

              (f) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

              2.18 Contracts and Commitments.

              (a) Schedule 2.18 of the Disclosure Schedule lists the following agreements, whether oral or written, to which the Company is a party, which are currently in effect, and which relate to the operation of the Company's business: each (i) contract, agreement or understanding relating to the voting of Common Stock or the election of directors of the Company; (ii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company; (iii) guaranty of any obligation for borrowed money or otherwise; (iv) lease or agreement under which the Company is lessee of, or holds or operates any property, real or personal, owned by any other party; (v) lease or agreement under which the Company is lessor of, or permits any third party to hold or operate, any property, real or personal; (vi) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $25,000; (vii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $10,000; (viii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (ix) contract or commitment for capital expenditures in excess of $100,000; (x) agreement for the sale of any capital asset; (xi) management contract and contract with an independent contractor or consultant (or similar arrangements) to which the Company is a party and which are not cancellable without penalty or further payment and without less than 30 days' notice; (xii) contract or agreement that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time; (xiii) contracts or agreements between or among the Company, on one hand, and any affiliate of the Company, on the other hand; or (xiv) other agreement which is either material to the Company's business or was not entered into by the Company in the ordinary course of business (collectively, the "Material Contracts").

              (b) The Company has performed all obligations required to be performed by it in connection with the Material Contracts and is not in receipt of, and has no knowledge after due inquiry of, any claim of default under any Material Contract; and the Company has no present expectation or intention of not fully performing any material obligation pursuant to any Material Contract.

              (c) Each Material Contract: (i) is valid and binding on the Company and to the Company's knowledge after due inquiry is valid and binding on the parties thereto and is in full force and effect, (ii) if consummation of the transactions contemplated by this Agreement and the Transaction Documents constitutes a "change of control" under any Material Contract, such Material Contract is freely and fully assignable without penalty or other adverse consequences, and (iii) upon consummation of the transactions contemplated by this Agreement and the Transaction Documents, except to the extent that any consents set forth in Schedule 2.18 of the Disclosure Schedule are not obtained, shall continue in full force and effect without any penalty or other adverse consequences.

              (d) To the knowledge of the Company after due inquiry, no other party to any Material Contract in breach thereof or default thereunder and the Company has not received any notice of termination, cancellation, breach or default under any Material Contracts.

              (e) The Company has made available to the Purchasers true and complete copies of all Material Contracts.

              2.19 Intellectual Property Rights.

              Schedule 2.19 of the Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business which are, individually or in the aggregate with such other intellectual property rights, material to the business of the Company. The Company is the exclusive owner and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption. To the knowledge of the Company after due inquiry, the conduct of the business of the Company as currently conducted does not infringe or misappropriate any intellectual property rights of any third parties, and the Company has not received any notice of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed in Schedule 2.19 of the Disclosure Schedule. No claim by any third party contesting the validity of any intellectual property rights listed in Schedule 2.19 of the Disclosure Schedule has been made, is currently outstanding or, to the best knowledge of the Company after due inquiry, is threatened. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties. The Company is entitled to use all of its intellectual property in the continued operation of the business of the Company without limitation. None of the intellectual property has been adjudged invalid or unenforceable in whole or in part, and to the best knowledge of the Company after due inquiry is valid and enforceable.

              2.20 Litigation.

              Except as set forth in the Company SEC Reports or Schedule 2.20 the Disclosure Schedule, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company after due inquiry, threatened against the Company. None of the matters set forth in the Company SEC Reports or Schedule 2.20 of the Disclosure Schedule has or has had a material adverse effect on the business of the Company or could affect the legality, enforceability or validity of this Agreement, the Transaction Documents or the consummation of the transactions contemplated by this Agreement or thereby. Neither the Company nor any of its assets is subject to any governmental order, nor, to the best knowledge of the Company after due inquiry, are there any such governmental orders threatened to be imposed by any governmental authority.

              2.21 Employee Benefit Plans.

              (a) Schedule 2.21 of the Disclosure Schedule lists each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any bonus, retention, incentive, deferred compensation, vacation, equity, severance, change-of-control or fringe benefit plan, program, policy, arrangement or agreement) maintained, sponsored or contributed to by the Company with respect to any current employee or former employee of the Company, or with respect to which the Purchasers could incur liability under Section 4069, 4212(c) or 4204 of ERISA (each, a "Plan" and collectively, the "Plans").

              (b) With respect to each of the Plans, the Company has made available to the Purchasers true, complete and correct copies of each of the following documents, if applicable: (A) the plan document and any amendments thereto; (B) the most recent summary plan description for each Plan for which a summary plan description is required or available; (C) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") or the U.S. Department of Labor; (D) the most recent determination letter received from the IRS, and (E) the most recently prepared actuarial valuation report.

              (c) Each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") has received a favorable determination letter from the IRS, and nothing has occurred since the receipt of such letter that could reasonably be expected to result in the revocation of such determination letter.

              (d) The Company has made available to the Purchasers copies of,
(A) all employment agreements between the Company and any current employee or former employee (or copies of forms of agreements setting forth representative employment terms and conditions) and all agreements that deviate from any such standard forms; (B) all severance and retention agreements, plans, programs and policies of the Company relating to any current employee or former employee (or copies of forms of agreements setting forth representative employment terms and conditions); and (C) all plans, programs, agreements and other arrangements of the Company, with respect to any current employees or former employee, which contain change-of-control provisions triggered by the transactions contemplated under this Agreement.

              (e) To the knowledge of Company, each Plan has been operated and administered and is in compliance in all material respects in accordance with its terms and applicable laws, regulations and rules promulgated thereunder including ERISA and the Code, except where such non-compliance would not reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

              (f) There are no actions or lawsuits by any current employee or former employee of the Company pending or, to the knowledge of the Company, threatened in writing relating to any Plans (other than for claims in the ordinary course) that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business or financial condition of the Company, and, to the knowledge of the Company, no fact or event exists that could give rise to any such claim or lawsuit.

              (g) To the knowledge of the Company, the Company has not incurred any liability for any tax or civil penalty or any disqualification of any Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

              (h) With respect to the Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Purchasers could be subject to any actual or potential liability under the terms of such Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

              (i) Except as otherwise disclosed on Schedule 2.21 of the Disclosure Schedule, the Company has no obligation under any Plan for retiree health or life benefits applicable to current employees or former employees of the Company other than coverage mandated by applicable law.

              (j) (A) No Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); and
(B) none of the Company or any ERISA Affiliates (as defined below in this Section 2.21(j)) has incurred, or is reasonably expected to incur, any liability nor any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full. For purposes of this Section 2.21(j), "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or (o) of the Code, or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

              (k) None of the transactions contemplated by this Agreement, including the conversion of the Series F Stock by the Purchasers into the Conversion Shares, either alone or in combination with any other event, will (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current employee or former employee of the Company, under any compensation and benefit plan, agreement, arrangement or understanding; (B) materially increase the amount of benefits payable under any compensation and benefit plan, agreement, arrangement or understanding; or (C) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

              (l) None of the transactions contemplated by this Agreement, including the conversion of the Series F Stock by the Purchasers into the Conversion Shares, either alone or in combination with any other event, will obligate the Company or the Purchasers to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

              (m) To the knowledge of the Company, neither the Company nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company or any of its respective directors, officers or employees to any liability under ERISA or any applicable law.

              (n) The Company is not a party to any collective bargaining or other labor union contract, nor, to the knowledge of the Company, is any labor union or other bargaining representative engaged in or seeking to be engaged in collective bargaining with respect to employees of the Company. During the five-year period prior to the date hereof, there is and has been no labor dispute, strike or work stoppage against the Company pending or threatened in writing, except where such labor dispute, strike or work stoppage would not have a material adverse effect. To the knowledge of the Company, the Company and its respective representatives or employees have not committed any unfair labor practices in connection with the employees of the Company, and there is no charge or complaint against the Company, with respect to any employee, by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a material adverse effect.

              2.22 Insurance.

              All material assets, properties and risks of the Company are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company. Schedule
2.22 of the Disclosure Schedule lists and briefly describes each insurance policy maintained by the Company with respect to the Company's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force. The Company is not in default with respect to its obligations under any of such insurance policies.

              2.23 Compliance with Laws; Permits.

              (a) The Company is not in violation of or default under any Law applicable to it, the effect of which, individually or in the aggregate with such other violations and defaults, could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

              (b) Schedule 2.23 of the Disclosure Schedule sets forth a brief description of each governmental order applicable to the Company or any of its properties or assets, and no such governmental order has or has had a material adverse effect or could affect the legality, validity or enforceability of this Agreement, any Transaction Document or the consummation of the transactions contemplated by this Agreement or thereby.

              (c) The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities used in and, individually or in the aggregate, material to the business or financial condition of the Company (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in Schedule 2.23 of the Disclosure Schedule. The Company has conducted its business in substantial compliance with all material terms and conditions of the Permits.

              2.24 Environmental Matters.

              (a) The Company is and has been in compliance for the past three years with all applicable statutes, laws or regulations relating to the environment or the protection of human health and worker safety, all past non-compliance has been resolved without any ongoing obligation, cost, or liability and, to the knowledge of the Company after due inquiry, no material expenditures will be required in order to comply with any applicable statutes, laws or regulations in the future. No Hazardous Materials (as defined below) are used or have been used, stored, released, manufactured, treated or disposed of by the Company or, to the Company's knowledge, by any other person or entity, on any property currently or formerly owned, leased, used or occupied by the Company or any of its predecessors.

              (b) The Company is not conducting, and has not undertaken or completed, any clean up, or effort to (i) remove, treat or handle Hazardous Materials in the environment; (ii) restore or reclaim the environment or natural resources; (iii) prevent the release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment; or
(iv) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any real property, either voluntarily or pursuant to the order of any governmental authority or the requirements of any applicable law or regulation relating to the protection of human health, safety or the environment.

              (c) There are no Environmental Claims (defined below) pending or threatened against the Company or any of the real property, and to the knowledge of the Company after due inquiry there are no circumstances that could reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location presently or formerly used by the Company or any of its predecessors or with respect to any previously owned or operated facilities.

              (d) For the purposes of this Agreement, (A) "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to any applicable law or regulation concerning the protection of human health, safety or the environment, but for sake of clarification shall not include matters regulated by the US Department of Agriculture and (B) "Hazardous Materials" shall mean (i) materials, substances or wastes which are listed or otherwise defined or regulated as "hazardous" or "toxic" or as a pollutant, contaminant or waste under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment, the control of hazardous wastes, or other activities involving hazardous substances, wastes or materials, including building materials, or (ii) any petroleum products or byproducts, PCBs, asbestos or nuclear materials.

              2.25 Brokerage.

              No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company other than (i) the fees and expenses of Delafield pursuant to an agreement between the Company and Delafield dated April 18, 2002, and (ii) the fee to The Shemano Group. The fees payable to each of Delafield and The Shemano Group are set forth on Schedule 2.25, which fees and expenses will be paid by the Company.

              2.26 Disclosure.

              The Company has fully provided the Purchasers with all information which the Purchasers have requested for deciding whether to purchase the Securities. Neither this Agreement nor any other statement or certificate made or delivered in connection with the Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary not to make the statements herein untrue or misleading. The Company is not aware of any facts pertaining to the Company which could have a material adverse effect on the Company and which has not been disclosed in this Agreement or the Disclosure Schedule or the Company SEC Reports. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

              2.27 Key Employees.

              Schedule 2.27 of the Disclosure Schedule lists the name, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2000, 2001 and 2002, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 2003, is expected to exceed) $100,000.

              2.28 Certain Interests.

              (a) Except as set forth in Schedule 2.28 of the Disclosure Schedule, no stockholder, officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

                   (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company ; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or Nasdaq, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                   (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the business of the Company or otherwise; or

                   (iii) has outstanding any indebtedness of any kind to the Company.

              (b) Except as set forth in Schedule 2.28 of the Disclosure Schedule the Company has no liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

              2.29 Real Property.

              (a) Schedule 2.29 of the Disclosure Schedule lists: (i) the street address of each parcel of owned real property, (ii) the date on which each parcel of owned real property was acquired, (iii) the current owner of each parcel of owned real property and (iv) information relating to the recordation of the deed pursuant to which each parcel of owned real property was acquired.

              (b) Schedule 2.29 of the Disclosure Schedule lists: (i) the street address of each parcel of leased real property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of leased real property, and (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of leased real property.

              (c) Except as described in Schedule 2.29 of the Disclosure Schedule, there is no material violation of any Law (including for this section, without limitation, any building, planning or zoning law) relating to any of the real property. The Company has made available to the Purchasers true, legible and complete copies of each deed for each parcel of owned real property and, to the extent available, for each parcel of leased real property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other encumbrances, title documents and other documents relating to or otherwise affecting the real property, the operations of the Company or any other uses thereof. The Company is in peaceful and undisturbed possession of each parcel of real property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the real property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the real property are adequate for the conduct of the business of the Company as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the real property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the real property. The Company has not leased or subleased any parcel or any portion of any parcel of real property to any other person and no other person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Company assigned its interest under any lease or sublease listed in Schedule 2.29 of the Disclosure Schedule to any third party.

              (d) Schedule 2.29 of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the real property and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including, without limitation, consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, the Company has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

              (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Company after due inquiry, threatened against the real property.

              (f) All the real property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement and the Transaction Documents will not require the issuance of any new or amended certificate of occupancy and, to the best knowledge of the Company after due inquiry, there are no facts that would prevent the real property from being occupied by the Company after the Closing in the same manner as occupied by the or Company immediately prior to the Closing.

              (g) All improvements on the real property constructed by or on behalf of the Company or, to the best knowledge of the Company after due inquiry, constructed by or on behalf of any other person, were constructed in compliance with all applicable laws (including, but not limited to, any building, planning or zoning Laws) affecting such real property.

              (h) No improvements on the real property and none of the current uses and conditions thereof violate any encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the real property, other than those which are transferable with the real property, are required by any governmental authority having jurisdiction over the real property.

              (i) The rental set forth in each lease or sublease of the leased real property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

              (j) The Company has the full right to exercise any options contained in the leases and subleases pertaining to the leased real property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such options with respect thereto.

         3. Representations and Warranties by the Purchasers.

         Each Purchaser severally represents and warrants to the Company with respect to itself only as follows:

              3.1 Investment Intent; Authority.

              This Agreement is made with each Purchaser in reliance upon such Purchaser's representation to the Company, evidenced by such Purchaser's execution of this Agreement, that each such Purchaser is acquiring the Securities for the Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or any state securities laws. Each Purchaser has the full right, power, authority and capacity to enter into and perform the Transaction Documents and the Transaction Documents will constitute a valid and binding obligation of such Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

              3.2 No Breach; Consents.

              The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by each Purchaser of the transactions contemplated thereby do not conflict with or result in any material breach of any of the provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of, the Articles of Incorporation or Bylaws or other constating documents of each Purchaser, or any law, statute, rule or regulation or order, judgment or decree to which such Purchaser is subject. Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated thereby.

              3.3 Securities Not Registered.

              Each Purchaser understands and acknowledges that the offering of the Securities will not be registered under the Securities Act or under any state securities laws on the grounds that the offering and sale of the Securities contemplated by this Agreement are exempt from registration under the Securities Act and under any state securities laws, and that the Company's reliance upon such exemptions is predicated, in part, upon each Purchaser's representations set forth in this Agreement. Each Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration and such qualification is available.

              3.4 No Transfer.

              Each Purchaser (and any Permitted Transferee) (i) acknowledges that the Notes and Series F Stock are non-transferable without the consent of the Company, except that each Purchaser (and any Permitted Transferee) shall be permitted to transfer any of the Notes and Series F Stock, in the case of a holder that is an entity, to its partners or members or to an entity affiliated with such holder, partner or member, or in the case of a holder that is a natural person, for estate planning purposes, provided that each transferee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and the Company receives evidence satisfactory to it (which may include an opinion of counsel reasonably satisfactory to the Company) that such transfer will not result in a violation of the Securities Act or any state securities laws (a "Permitted Transferee"), and (ii) covenants that in no event will it dispose of any of the Conversion Shares, except (A) in conjunction with an effective registration statement under the Securities Act or pursuant to a transaction not requiring registration under the Securities Act and (B) in compliance with the applicable securities regulations and laws of any state. Each Purchaser acknowledges and agrees that the Notes, Series F Stock and the Conversion Shares will contain a legend to the foregoing effect.

              3.5 Accredited Investor.

              Each Purchaser (i) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; and (ii) has the ability to bear the economic risks of the prospective investment, including a complete loss of such Purchaser's investment in the Securities. If the Purchaser was organized for the purpose of acquiring the Securities, each equity investor of the Purchaser meets the requirements of parts (i) and (ii) of this subsection.

              3.6 Access to Information.

              Each Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

              3.7 Knowledge and Experience.

              Each Purchaser has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

              3.8 Brokerage.

              No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Purchaser.

         4.   Payment of the Notes.

              4.1 Optional Prepayments.

              The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Notes in whole or in part without premium or penalty in accordance with each Purchasers respective Pro Rata Share. "Pro Rata Share" means, as to any Purchaser at any time, a fraction, the numerator of which is the amount of the outstanding principal amount of the Note of such Purchaser at such time and the denominator of which is the aggregate outstanding principal amount of the Notes of all Purchasers.

              4.2 Option to Call for Prepayments.

              Upon the occurrence of the following events, the Company shall provide to Administrative Agent written notice of such event and the Administrative Agent may require the Company to prepay the Notes in accordance with each Purchaser's respective Pro Rata Share in an aggregate amount equal to 100% of the following:

              (a) Asset Dispositions. The Net Available Proceeds of any disposition for cash of any asset or assets by the Company not in the ordinary course of business the combined consideration for which is $100,000 or greater ("Asset Disposition"). "Net Available Proceeds" shall mean the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company directly or indirectly as consideration for such Asset Disposition, net (x) legal, title and recording tax expenses, commission and other fees and expenses paid by the Company in connection with such Asset Disposition, (y) and repayment by the Company of any indebtedness secured by property subject to such Asset Disposition and (z) any federal, state and local income tax estimated to be payable by the Company as a result of such Asset Disposition (but only to the extent that such estimated taxes are paid to the relevant federal state or local government authority within six months of the date of such Asset Disposition.

              (b) Excess Cash Flow. Excess Cash Flow for the most recently completed fiscal year. "Excess Cash Flow" means, for any fiscal year, an amount equal to (i) EBITDA minus (ii) the sum of (A) the aggregate amount of regularly scheduled payments required to be made by the Company on all items of indebtedness or liabilities that, in accordance with GAAP, would be classified as liabilities on the balance sheet of the Company, (B) all interest, premium payments, debt discount, fees, charges and related expenses of the Company in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and not already subtracted pursuant to clause (A) above, and the portion of rent expense of the Company with respect to such period under capital leases that is treated as interest in accordance with GAAP and (C) the amount of capital expenditures made in respect of the normal replacements and maintenance which are properly charged to current operations, in each case for such period. "EBITDA" means, for any period, for the Borrower, an amount equal to net income for such period plus (i) the following amounts as stated on the financial statements for the appropriate period to the extent deducted in calculating such net income (A) interest charges for such period,
(B) the provision for federal, state, local and foreign income taxes payable by the Borrower for such period, (C) the amount of depreciation and amortization expense deducted in determining such net income and (D) other expenses of the Company reducing such net income which do not represent a cash item in such period or any future period and minus (ii) all non-cash items increasing net income for such period.

              (c) Application of Mandatory Prepayments. Each prepayment under this Section 4.2 shall be accompanied by interest accrued on the amount prepaid to the date of prepayment.

              4.3 Repayment of the Notes.

              The Company shall repay the Notes in accordance with the terms of the Notes.

              4.4 Registered Form.

              Any and all payments hereunder or under the Notes only will be payable to the registered holder of the Notes on the books of the Company.

              4.5 Taxes.

              The Company is authorized to withhold from payments hereunder or under the Notes and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and any such amounts withheld shall be treated as payments hereunder or under the Notes, as applicable.

           5. Administrative Agent.

              5.1 Appointment and Authorization of Administrative Agent.

              Each Purchaser hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Transaction Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

              5.2 Delegation of Duties.

              The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

              5.3 Liability of Administrative Agent.

              Neither the Administrative Agent nor any person related or affiliated with the Administrative Agent ("Agent-Related Person") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Purchaser or participant for any recital, statement, representation or warranty made by any party to this Agreement ("Loan Party") or any affiliate thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any Loan Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Agent-Related Person shall be under any obligation to any Purchaser or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Loan Party or any affiliate thereof.

              5.4 Reliance by Administrative Agent.

              The Administrative Agent shall be entitled to rely, and shall be fully protected and incur no liability in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Purchasers.

              5.5 Notice of Default.

              The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined herein or in the Notes) unless the Administrative Agent shall have received written notice from a Purchaser or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a

"notice of default." The Administrative Agent will notify the Purchasers of its receipt of any such notice and forward a copy thereof to each Purchaser and will notify the Purchasers if it has actual knowledge that an Event of Default has occurred. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Purchasers. However, if the Administrative Agent seeks and receives the consent of the Purchasers holding a majority of the outstanding principal amount of the Notes or acts in response to a direction by any Purchaser holding at least 5% of the outstanding principal amount of the Notes with respect to an Event of Default, the Administrative Agent shall take such action with respect to such Event of Default as directed.

              5.6 Indemnification of Administrative Agent.

              The Purchasers shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (as defined herein) incurred by it; provided, however, that no Purchaser shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Purchasers shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. The undertaking in this Section shall survive repayment of the Notes and the resignation of the Administrative Agent. "Indemnified Liabilities" shall mean any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company, including, without limitation, any actual or prospective claim, liability, loss, diminution in value, damages, costs and expenses, interest, awards, judgments and penalties, litigation, investigation or proceeding relating to any of the foregoing, (including, without limitation, attorneys' and consultants' fees and expenses) (a "Loss") whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether the Administrative Agent is a party thereto.

              5.7 Administrative Agent in its Individual Capacity.

              With respect to its purchase of the Notes and Series F Stock, DB shall have the same rights and powers under the Transaction Documents as any other Purchaser and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Purchaser" and "Purchasers" include DB in its individual capacity.

              5.8 Successor Administrative Agent.

              The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Purchasers and the Company. If the Administrative Agent resigns under this

Agreement, the Purchasers shall appoint from among the remaining Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be subject to the consent of the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Purchasers acting collectively shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Purchasers appoint a successor administrative agent as provided for above.

              5.9 Administrative Agent May File Proofs of Claim.

              In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

              (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchasers and the Administrative Agent under Section 5.6) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 5.6.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Losses or the rights of any Purchaser or to authorize the Administrative Agent to vote in respect of the claim of any Purchaser in any such proceeding.

              5.10 Collateral Matters.

              Subject to the limitations contained in the Security Agreement, the Purchasers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest on any property granted to or held by the Administrative Agent under the Security Agreement or the Notes upon payment in full of the Notes secured by such security interest in the Collateral (as defined in the Security Agreement); and upon request by the Administrative Agent at any time, the Purchasers will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property pursuant to this Section 5.10.

              5.11 Plan of Reorganization.

              In the event that proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or a voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced, the Purchasers and the Company agree that the Company and the Purchasers must unanimously agree upon and approve any plan of reorganization before such plan may be submitted by any of the Purchasers, whether in a secured capacity or otherwise, or the Company to a court of competent jurisdiction for formal approval and adoption. None of the Company or any of the Purchasers shall unreasonably withhold its approval of such plan of reorganization.

         6. Event of Default.

         An occurrence of any of the following, unless waived by the Purchasers in writing, shall constitute an "Event of Default" under this Agreement and the
Notes:

              6.1 Payment Default.

              The Company fails to pay when due any amount owing under the Notes.

              6.2 Covenant Default.

              The Company shall fail to perform any obligation or violates any of the covenants, representations or warranties, contained in this Agreement, or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in the Transaction Documents and such failure, if subject to cure, continues for a period of ten (10) days after written notice to the Company from the Administrative Agent.

              6.3 Voluntary Bankruptcy or Insolvency Proceeding.

              The Company shall (i) apply for or consent to the appoint of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in substantial part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

              6.4 Involuntary Bankruptcy or Insolvency Proceeding.

              Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

         7.   Rights of the Purchasers upon Default.

              7.1 Purchaser or Administrative Agent May Accelerate Notes.

              Except as provided in Section 7.2 below, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, each Purchaser or the Administrative Agent on behalf of all Purchasers may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to such Purchaser or all Purchasers, as the case may be, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents notwithstanding.

              7.2 Automatic Acceleration of Notes.

              Upon the occurrence or existence of any Event of Default (a) described in Sections 6.3 and 6.4 of this Agreement, or (b) by breach by the Company of Section 8.1, 8.3 or 8.11 of this Agreement, as the case may be, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Administrative Agent and each Purchaser shall have the right to exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by action at law or by suit in equity.

         8.   Company Covenants.

              8.1 Conduct of Business Prior to Closing.

              The Company shall observe each term set forth in this Section 8.1 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by the Administrative Agent in writing (other than Subsection 8.1(b) which requires the consent from each of the Purchasers in writing):

              (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of the Company's business, and the Company's past custom and practice;

              (b) The Company shall not, directly or indirectly, do or permit to occur any of the items enumerated in Section 2.15(a)-(d), (f)-(h), (j)-(r), or enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 8.1(b);

              (c) Except as contemplated hereby, the Company shall not, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants;

              (d) Except as contemplated hereby, the Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any current or former employees or any director;

              (e) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

              (f) The Company shall continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, and shall not shorten or lengthen the customary payment cycles for any of its payables or receivables except as contemplated by the Company and the Purchasers;

              (g) The Company shall (i) use its best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) confer on a regular and frequent basis with representatives of Purchasers to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (iv) notify Administrative Agent of any emergency or other change in the normal course of the Company's business or in the operation of the Company's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company's or Purchasers' ability to consummate the transactions contemplated by the Transaction Documents; and (v) promptly notify each Purchaser in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any respect.

              8.2 Access to Books and Records.

              (a) Between the date hereof and the Closing Date, the Company shall afford to Purchasers and authorized representatives (the "Purchasers' Representatives") access at reasonable times and upon reasonable notice to the offices, properties, other facilities, books, records, officers, employees, attorneys, accountants and other items of the Company, and otherwise provide such assistance as is reasonably requested by Purchasers in order that Purchasers may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company.

              (b) Each Purchaser will hold, and will cause its consultants, advisers, representatives, officers, directors and employees to hold, in confidence all documents and information furnished to it by or on behalf of the Company in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain letter agreement entered into between the Company and DB dated as of February 18, 2003.

              (c) Notwithstanding anything to the contrary in this Agreement, the Note or any other agreement contemplated by the transaction hereunder (and any transactions related thereto), the Company, each Purchaser, their subsidiaries and respective representatives, affiliates, employees, officers, directors or other agents are hereby authorized to disclose to any and all persons, without limitation of any kind the tax treatment and tax structure of the transactions contemplated hereunder (and any transactions related thereto).

              8.3 Board Size.

              The Company shall take all necessary actions required, and shall use its best efforts to cause the shareholders of the Company to take any necessary action, in order to cause the following:

              (a) the Board of Directors of the Company (the "Board") shall consist of seven (7) individuals (each a "Director"); and

              (b) while any, or any portion of, the Notes remain outstanding, the Purchasers shall have the right to designate five (5) Directors to the Board ("Purchaser Designees") and identify such existing Directors that are required to resign in order to accommodate such designation, such Director designees to meet the requirements of all applicable regulatory bodies including but not limited to the SEC and the Nasdaq Stock Market, including rules regarding the independence of directors, and the Company shall take any action necessary to cause the Purchaser Designees to be appointed to the Board and the Directors of the Company shall appoint such designees to the Board and tender their resignations, if requested by Purchasers, in accordance with the Charter Documents and the requirements of the Washington Business Corporation Act ("WBCA"). While any, or any portion of, the Notes remain outstanding, Purchasers shall have the right and the Company and the Directors of the Company shall take any action necessary to cause the removal or replacement of any of the Purchaser Designees and any such replacements thereof. With respect to this Section 8.3(b), (i) DB shall have the right to designate two (2) Purchaser Designees,
(ii) Briazz Venture shall have the right to designate two (2) Purchaser Designees and (iii) Spinnaker shall have the right to designate one (1) Purchaser

Designee. If a Purchaser transfers, in accordance with the terms of this Agreement and the Notes, 50% or more of the then current outstanding principal amount of such Note, the number of Purchaser Designees such Purchaser shall have the right to designate shall be reduced by one. Further, if a Purchaser transfers, in accordance with the terms of the Notes, 75% or more of the original principal amount of such Note, the Purchaser shall no longer have the right to designate any Purchaser Designee. A Permitted Transferee of any Note shall have the right to designate (i) one Purchaser Designee if the Permitted Transferee holds 50% or more of the then current outstanding principal amount of such transferred Note or (ii) the total number of Purchaser Designees such Purchaser had the right to designate if the Permitted Transferee holds 75% or more of the then current outstanding principal amount of such transferred Note.

              8.4 Good Standing.

              The Company shall maintain its existence in its jurisdiction of formation and maintain qualification in each material jurisdiction in which the Company is required to do so.

              8.5 Termination of Financing Statements.

              The Company will file or cause to be filed UCC-3 termination statements with respect to the financing statements filed in favor of (i) Briazz Venture and Spinnaker immediately following Closing, and (ii) Laurus and CAPCO following the repayment of the Company's indebtedness to such parties.

              8.6 Indemnification and Directors' and Officers' Insurance.

              (a) From and after the Closing Date, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the Closing Date) and any indemnification provisions under the Charter Documents as in effect immediately prior to the Closing Date.

              (b) For a period of six years after the Closing Date, the Company will maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to Shareholder Approval or the Closing Date, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will the Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium).

              (c) The provisions of this Section 8.6 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. The Company will not, and Purchasers will not permit the Company to, merge or consolidate with any other entity unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 8.6.

              8.7 Shareholder Approval.

              The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the Exchange Act, the WBCA and its Charter Documents to convene a meeting of the shareholders of the Company as soon as practicable but in no event later than July 31, 2003, for the purpose of voting to approve this Agreement and the related transactions, including the increase in the Company's authorized number of Shares from 100 million to 150 million and adoption of the Company's 2003 Stock Option Plan (the "Shareholder Approval"), and the Company shall consult with Purchasers in connection therewith. The Company shall use its best efforts to solicit from the shareholders of the Company proxies in favor of the Agreement and shall take all other actions necessary or advisable to secure the vote required by the WBCA and the Nasdaq Stock Market. The Company shall, through its Board, recommend to its stockholders that they give the Shareholder Approval. The Board shall be permitted to (a) not recommend to the Company stockholders that they give the Shareholder Approval or (b) withdraw or modify in a manner adverse to the Purchasers its recommendation to the Company's stockholders that they give the Shareholder Approval, but only if and to the extent that the Board determines in good faith, after consultation with counsel, that failing to take any such action would breach the fiduciary duties of the Board.

              8.8 Listing of Conversion Shares.

              The Company shall file a Notice for Listing of Additional Shares and all related documentation required by the Nasdaq SmallCap Market relating to the issuance of the Conversion Shares reserved for issuance upon conversion of the Series F Stock as soon as practicable but in no case later than 5 business days following the date of this Agreement in accordance with the rules of the Nasdaq Stock Market.

              8.9 Executive Officer Retention.

              Prior to the Closing Date, the Company shall have entered into agreements with the individuals to be named executive officers of the Company as contemplated by the Company and the Purchasers effective as of the Closing Date (the "Executive Officers") setting forth the terms and conditions of their employment and in consideration for such agreements, on the Closing Date, the Company shall issue to the Executive Officers shares of Series F Stock to purchase a number of Conversion Shares equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) 6.0%, multiplied by (x) ten (10). The Company and the Purchasers shall determine the individuals to be appointed Executive Officers and the Post-Exercise Percentage to be held by each Executive Officer prior to the Closing Date.

              8.10 Adoption of 2003 Stock Option Plan.

              Prior to the Closing Date, the Company shall have adopted the 2003 Stock Option Plan in substantially the form attached as Exhibit F hereto. Following Shareholder Approval of the 2003 Stock Option Plan and the Closing Date, the Company shall (i) make all necessary federal and state filings in a timely manner in order to allow for stock option grants in all states where the Company does business and (ii) grant to employees of the Company options to purchase an aggregate number of Shares equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) 6.0%, multiplied by (x) ten (10). The Company and the Purchasers shall determine the identity of the optionees and amount of the individual option grants prior to the Closing Date. The Company has made no commitments regarding the grant of stock options under the 2003 Stock Option Plan as of the date hereof.

              8.11 No Solicitation or Negotiation.

              The Company agrees that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, neither the Company nor any of its respective affiliates, officers, directors, representatives or agents will (i) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (A) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company (other than inventory to be sold in the ordinary course of business consistent with past practice or relating to the closure of its central kitchens), (B) to enter into any merger, consolidation or other business combination with the Company or (C) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to, any of the foregoing. The Company shall notify the Purchasers promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to the Purchasers, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, without the prior written consent of the Purchasers, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

              8.12 Negative Covenants.

              While the Notes remain outstanding, the Company shall not take any of the following actions without the prior written consent of a majority of the directors designated by the Purchasers:

              (a) use or apply any of the proceeds of the Notes otherwise than in accordance with Section 8.14;

              (b) create, incur or assume any indebtedness for borrowed money or issue any debt securities exceeding $100,000, which shall not include accounts payable;

              (c) issue any shares of the Company's capital stock other than as contemplated hereby or pursuant to outstanding convertible securities listed on
Schedule 2.10 of the Disclosure Schedule hereto;

              (d) permit any material change to the Company's business other than as contemplated by the parties; it being the understanding of the parties that the Company intends to seek franchising agreements with respect to one or more of its markets;

              (e) amend or waive any provision of the Company's Charter Documents, other than an amendment and restatement of the Company's Articles of Incorporation to remove the designations of preferred stock if no such shares of preferred stock remain outstanding or as contemplated by this Agreement;

              (f) convey, sell, lease, transfer or otherwise dispose of all or any material business, asset, property or right, other than such dispositions in the ordinary course of business or as otherwise contemplated by this Agreement;

              (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

              (h) dissolve, liquidate, wind up or permit the change of control of the Company other than as contemplated hereby, "change of control" being defined for this purpose as a transaction or series of related transactions that has the effect of transferring more than 50% of the voting power of the Company assuming the conversion of all outstanding Series F Stock (other than to shareholders, or those with the right to acquire shares of the Company's capital stock upon the conversion or exercise of outstanding securities);

              (i) declare or pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

              (j) (i) make any material change in its accounting methods or practices for tax purposes, (ii) make any material tax election, (iii) amend any material Return or (iv) settle or compromise any material tax liability, except, in each case, in the ordinary course of business consistent with past practice; or

              (k) enter into any agreement or understanding with respect to any of the foregoing.

              8.13 Taxes.

              The Company and any Tax Affiliate shall pay, or cause to be paid, when due, all Taxes imposed on the Company and any Tax Affiliate; provided, however, the Company and any Tax Affiliate shall not be required to pay any such Tax so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and such Company or Tax Affiliate shall have set aside on its books adequate reserves (determined in accordance with generally accepted accounting principles) with respect to any such Tax so contested.

              8.14 Dedicated Use of Proceeds.

              The Company shall use the proceeds of the sale of the Series F Stock and Notes to make the payments specified on Schedule 8.14. The remainder of the proceeds shall be used as determined by the Board and the management of the Company.

         9.   Conditions to the Obligations of the Purchasers.

         Unless such conditions are waived by the Purchasers, the obligation of each Purchaser to purchase and pay for such Purchaser's Note is subject to the satisfaction in the sole judgment of the Purchasers, on or before the Closing Date, of the following conditions:

              9.1 Representations and Warranties.

              The representations and warranties of the Company not qualified by materiality shall be true in all material respects, and the representations and warranties of the Company qualified by materiality shall be true and correct, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date.

              9.2 Compliance.

              The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

              9.3 Consents.

              The Company shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby, including but not limited to the consent of Laurus and CAPCO.

              9.4 Board and Shareholder Authorization.

              This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall have been duly and validly authorized by the Board and the shareholders of the Company, and the Company shall have delivered to Purchasers evidence, in form satisfactory to Purchasers' counsel, of such authorization and approval.

              9.5 Deliveries by the Company.

              Purchasers shall have received the following:

              (a) the Notes and the Series F Stock, for each of the Purchasers, for the amounts set forth in the Schedule of Investors for each Purchaser;

              (b) receipts for each of the Purchasers in the amount paid by such Purchaser, regardless whether such payment was made in readily available funds or by cancellation of existing senior secured notes, warrants or Series D Preferred Stock or Series E Preferred Stock;

              (c) a true and complete copy, certified by the Secretary, of the resolutions duly and validly adopted by the Board and the shareholders of the Company evidencing their authorization of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

              (d) a copy of (i) the Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Washington, as of a date not earlier than five business days prior to the Closing Date and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date, and (ii) the Bylaws of the Company, certified by the Secretary of the Company;

              (e) valid existence or good standing certificates for the Company from the Secretary of State of the State of Washington and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing Date;

              (f) a written opinion from counsel for the Company, dated the date of the Closing Date, addressed to Purchasers and satisfactory to Purchaser's counsel;

              (g) resignations (effective as of the Closing Date) from such of the Company's officers and directors as Purchasers shall have requested prior to the Closing Date;

              (h) an executed copy of each of the Transaction Documents to the extent not provided under Section 9.5(a);

              (i) a copy of the Company's audited financial statements for the fiscal year ended December 29, 2002, certified by the Company's Chief Executive Officer and Chief Financial Officer; and

              (j) a certificate from an officer of the Company stating that the conditions specified in Section 9 have been fulfilled.

              9.6 Briazz Venture and Spinnaker Participation.

              Participation by Briazz Venture and Spinnaker as Purchasers and surrender or conversion of all debt and equity securities of the Company held by Briazz Venture and Spinnaker as payment of their respective purchase price for the Notes and Series F Stock.

              9.7 Due Diligence.

              Satisfactory completion of Purchasers' due diligence investigation.

              9.8 Directors and Officers.

              Appointment of the directors designated by Purchasers (effective as of the Closing Date) and appointment of the Executive Officers of the Company as provided in writing by Purchasers (effective as of the Closing Date).

              9.9 Delafield Hambrecht.

              Execution by Delafield of an amendment to the agreement between the Company and Delafield reasonably satisfactory to the other Purchasers reflecting the fee arrangement set forth on Schedule 2.25.

              9.10 UCC Filings.

              The Company shall have executed and filed a UCC-1 Financing Statement attached in the form acceptable to Purchaser's counsel (the "Financing Statement") with the Department of Licensing of the State of Washington.

              9.11 Laurus Documents.

              Execution by Laurus and the Company of an amendment to the convertible promissory note held by Laurus dated June 18, 2002, as amended ("Laurus Note"), reasonably satisfactory to the Purchasers. Execution by Laurus, the Company, the Purchasers and Flying Food Group, LLC of an Intercreditor Agreement reasonably acceptable to the Purchasers reflecting the relative rights among the parties.

         10.  Conditions to Obligations of the Company.

              10.1 Representations and Warranties.

              The representations and warranties in Section 3 of this Agreement shall be true in all material respects on and as of the Closing Date as to all of the Purchasers with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality").

              10.2 Deliveries by the Purchaser.

              At the Closing, each Purchaser shall deliver to the Company:

              (a) the purchase price amount, made in readily available funds or by cancellation of existing senior secured notes, warrants, Series D Preferred Stock or Series E Preferred Stock or conversion of amounts owed Delafield, as the case may be, as set out beside such Purchaser's name on the Schedule of Investors;

              (b) executed counterparts of each of the Transaction Documents;
and

              (c) the certificates and other documents required to be delivered pursuant to this Section 10;

              (d) a certificate from an authorized representative of each Purchaser stating that the conditions specified in Section 10 have been fulfilled.

              10.3 Tax Forms.

              Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9 or other documentation, as applicable, establishing such Purchaser's exemption from U.S. federal withholding tax as of the Closing Date.

              10.4 Consents.

              The Company shall have obtained all required waivers, consents and agreements, including but not limited to consents from Laurus and CAPCO satisfactory to the Company, relating to the transactions contemplated by the Transaction Documents.

              10.5 Compliance.

              Each Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

         11.  Indemnification.

              11.1 Survival of Representations and Warranties.

              (a) The representations and warranties of the Company contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 2.1, 2.2, 2.7, 2.8, and
2.23 shall survive indefinitely and (ii) the representations and warranties made pursuant to Section 2.17 shall survive until the 120th day following the expiration of the applicable statute of limitations with respect to tax liabilities. Neither the period of survival nor the liability of the Company with respect to the Company's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Company, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

              (b) The representations and warranties of the Purchasers contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 3.1, 3.2, 3.6 and 3.7 shall survive indefinitely. Neither the period of survival nor the liability of the Purchasers with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Company. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

              11.2 Indemnification by the Company.

              The Purchasers and their affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Company for and against any and all Losses, arising out of or resulting from:

              (a) the breach of any representation or warranty made by the Company contained in this Agreement and the Transaction Documents; or

              (b) the breach of any covenant or agreement by the Company contained in the Transaction Documents.

To the extent that the Company's undertakings set forth in this Section 11.2 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

              11.3 Indemnification by the Purchasers.

              Each of the Purchasers, on a several and not joint basis, hereby agrees to indemnify and hold harmless the Company and its affiliates, officers, directors, employees, agents, successors and assigns (each a "Company Indemnified Party") for and against any and all Losses, arising out of or resulting from:

              (a) the breach of any representation or warranty made by such Purchaser contained in this Agreement or the Transaction Documents; or

              (b) the breach of any covenant or agreement by such Purchaser contained in this Agreement or the Transaction Documents.

To the extent that any indemnification obligation of a Purchaser pursuant to this Section 11.3 may be unenforceable under applicable Law, such Purchaser shall contribute the maximum amount that it is are permitted to contribute in respect of such indemnification obligation under such applicable Law in satisfaction of all Losses incurred by the Company Indemnified Parties.

              11.4 Indemnification.

              An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this
Section 11 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section IX ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this
Section 11 except to the extent that the Indemnifying

Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 11. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

              11.5 Limits on Indemnification.

              Notwithstanding the provisions of this Section 11, the Indemnifying Party shall not be liable to the Indemnified Party until the aggregate amount of all indemnifiable Losses exceeds $50,000 (the "Basket Amount"), in which case the Indemnifying Party shall be obligated to indemnify the Indemnified Parties for the aggregate amount of all such indemnified Losses including the Basket Amount up to the maximum amount as specified in this
Section 11.5. The maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 11.2(a) or 11.3(a), as the case may be, shall be an amount equal to the Purchase Price.

         12.  Termination.


              12.1 Termination.

              This Agreement may be terminated at any time prior to the Closing
Date:

              (a) by the mutual consent of Purchasers and the Company;

              (b) by any Purchaser, on the one hand, or the Company, on the other, if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; or

              (c) by any Purchaser, on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement have not been consummated by June 30, 2003; provided that, no party will be entitled to terminate this Agreement pursuant to this Section 12.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

              12.2 Effect of Termination.

              In the event of termination of this Agreement by any Purchaser, on the one hand, or the Company, on the other, as provided in Section 12.1, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of Purchasers or the Company or their respective shareholders, officers, or directors, except that Sections 8.2(b), 13.3 and 13.5 hereof shall survive indefinitely, except that parties shall remain liable for willful breaches of this Agreement prior to the time of such termination.

              13. Miscellaneous.

              13.1 Waivers, Amendments and Termination.

              Except as otherwise provided, any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and each Purchaser.

              13.2 Press Releases and Announcements.

              Prior to the Closing Date, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

              13.3 Legal Fees and Expenses.

              Each party to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents; provided, however, that, on the Closing Date or promptly thereafter, the Company shall reimburse all reasonable legal fees and expenditures incurred by counsel to the Purchasers with respect to the negotiation, execution, delivery and performance of the Transaction Documents as set forth on Schedule 8.14.

              13.4 Entire Agreement.

              This Agreement and the Transaction Documents together with all exhibits attached hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement shall govern with respect to any inconsistencies between this Agreement and any other Transaction Documents.

              13.5 Governing Law.

              The Transaction Documents and all actions arising out of or in connection with the Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

              13.6 Notices, etc.

              All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, to the address set forth on such Purchaser's signature page hereto, or at such other address or number as the Purchaser shall have furnished to the other parties in writing, with a copy (which shall not constitute notice) to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022-6069, Telecopy: (212) 848-7179, Attention:
Stephen Besen, and, in the case of Spinnaker, with a copy (which shall not constitute notice) to Fulbright & Jaworki L.L.P., 666 Fifth Avenue, New York, New York 10103, Telecopy: (212) 318-3101, Attention: John E. Depke, and, in the case of Briazz Venture, with a copy (which shall not constitute notice) to Shefsky & Froelich Ltd., 444 North Michigan Avenue, Chicago, Illinois 60611,
Telecopy: (312) 527-5921, Attention: Michael Choate, or (b) if to the Company, at BRIAZZ, INC., 3901 - 7th Avenue South, #200, Seattle, WA 98108, Attention:
Chief Executive Officer, fax (206) 467-1970, with a copy to Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Attention: Kimberley R. Anderson, fax (206) 903-8820 or at such other address or number as the Company shall have furnished to the Purchasers in writing.

              13.7 Validity.

              If any provision of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              13.8 Counterparts.

              This Agreement may be executed in any number of counterparts but all of which together shall be deemed to constitute one instrument.

              13.9 Severability.

              If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

              13.10 Assignment.

              This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the other Purchasers (which consent may be granted or withheld in the sole discretion of the Company or the Purchasers); provided, however, that each of the Purchasers may assign this Agreement or any of its rights and obligations hereunder to one or more affiliates of such Purchaser without the consent of the Company or the other Purchasers.

              13.11 No Third Party Beneficiaries.

              Except for the provisions of Section 11 and Section 8.6 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any current employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

              13.12 Waiver of Jury Trial.

              Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.12

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                    COMPANY:

                                    BRIAZZ, INC.,
                                    a Washington corporation


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


                                   PURCHASERS:

                                   DEUTSCHE BANK LONDON AG, ACTING THROUGH DB
                                   ADVISORS, LLC, FOR ITSELF AND AS
                                   ADMINISTRATIVE AGENT


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------
                                   Fax:
                                       -----------------------------------------
                                   Attn:
                                        ----------------------------------------


                                   BRIAZZ VENTURE L.L.C.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------
                                   Fax:
                                       -----------------------------------------
                                   Attn:
                                        ----------------------------------------



             SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                                   SPINNAKER INVESTMENT PARTNERS, L.P.
                                   By: Spinnaker Capital Partners, LLC
                                   Its: General Partner


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------
                                   Fax:
                                       -----------------------------------------
                                   Attn:
                                        ----------------------------------------


                                   DELAFIELD HAMBRECHT, INC.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------
                                   Fax:
                                       -----------------------------------------
                                   Attn:
                                        ----------------------------------------

                              SCHEDULE OF INVESTORS
                              ---------------------

---------------------------------------------------------------------------------------------
Investor Name and Address        Principal Amount of Note       Post-Exercise Percentage or
                                                                      Number of Shares
---------------------------------------------------------------------------------------------
    DB Advisors, LLC                    $3,400,000                         48.407%
---------------------------------------------------------------------------------------------
  Briazz Venture L.L.C.                 $2,000,000                         28.474%
---------------------------------------------------------------------------------------------
  Spinnaker Investment                    $500,000                          7.119%
      Partners, L.P.
---------------------------------------------------------------------------------------------
Delafield Hambrecht, Inc.                 $100,000                        1,000,000
---------------------------------------------------------------------------------------------



                  Amount and Form of Payment of Purchase Price
                  --------------------------------------------

----------------------------------------------------------------------------------------------------------
                         Principal Amount    Number of Shares         Shares of               Other
   Name of Investor     of Senior Secured   Underlying Warrants    Preferred Stock
                              Notes
----------------------------------------------------------------------------------------------------------
   DB Advisors, LLC             --                  --                   --              $3,400,000 cash
----------------------------------------------------------------------------------------------------------
Briazz Venture L.L.C.       $2,000,000           1,193,546          100 shares of               --
                                                                      series D
                                                                     convertible
                                                                   preferred stock
----------------------------------------------------------------------------------------------------------
 Spinnaker Investment        $550,000            1,193,546          25 shares of                --
    Partners, L.P.                                                    series E
                                                                     convertible
                                                                   preferred stock
----------------------------------------------------------------------------------------------------------
 Delafield Hambrecht,           --                  --                   --               conversion of
         Inc.                                                                             $100,000 owed
                                                                                        pursuant to letter
                                                                                         agreement dated
                                                                                        February 18, 2002
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                          FORM OF ARTICLES OF AMENDMENT

                                    EXHIBIT C

                          ALLOCATION OF PURCHASE PRICE

         The purchase price for a Note and Series F Stock shall be allocated to the Note and Series F Stock in the following amounts:

                  Series F Stock            $0.00001 per share

                           Notes              remainder of the Purchase Price

                                    EXHIBIT D


                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F

                         FORM OF 2003 STOCK OPTION PLAN


                                      -52-